Exhibit 4.6

Execution Version

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE dated as of January 1, 2025 is by and among Computershare Trust Company, N.A., a national banking association and limited purpose trust company (as successor in interest to Wells Fargo Bank, National Association, as trustee, and together with its successors, the "Trustee"), SouthState Corporation, a South Carolina corporation (the "Successor Company"), and Independent Bank Group Inc., a Texas corporation (herein, together with its predecessors in interest, “Company”), under the Indenture referred to below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Company, and the Successor Company hereby agree as follows:

PRELIMINARY STATEMENTS

The Trustee and the Company are parties to that certain Subordinated Base Indenture dated as of June 25, 2014 (the “Base Indenture”) and the Third Supplemental Indenture dated as of September 15, 2020 (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”), pursuant to which the Company issued $130,000,000 of its 4.00% Fixed-to- Floating Rate Junior Subordinated Notes due 2030 (the “Debentures”).

As permitted by the terms of the Indenture, the Company, simultaneously with the effectiveness of this Fifth Supplemental Indenture, shall merge (referred to herein for purposes of Article VIII of the Indenture as the “Merger”) with and into the Successor Company with the Successor Company as the surviving corporation. The parties hereto are entering into this Fifth Supplemental Indenture pursuant to, and in accordance with, Articles VIII and IX of the Indenture.

Section 1. Definitions. All capitalized terms used herein which are defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned to them in the Indenture except as otherwise provided herein or unless the context otherwise requires.

Section 2. Interpretation.

(a)	In this Fifth Supplemental Indenture, unless a clear contrary intention appears:
(i)	the singular number includes the plural number and vice versa;
(ii)	reference to any gender includes the other gender;
(iii)	the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Fifth Supplemental Indenture as a whole and not to any particular Section or other subdivision;

(iv)	reference to any person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Fifth Supplemental Indenture or the Indenture, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually provided that nothing in this clause(iv) is intended to authorize any assignment not otherwise permitted by this Fifth Supplemental Indenture or the Indenture;

(v)	reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor;
(vi)	reference to any Section means such Section of this Fifth Supplemental Indenture; and
(vii)	the word "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term.
(b)	No provision in this Fifth Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision.

Section 3. Assumption of Obligations.

(a)	Pursuant to, and in compliance and accordance with, Section 801 of the Indenture, the Successor Company hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on, all of the Debentures in accordance with their terms, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be kept or performed by the Company.
(b)	Pursuant to, and in compliance and accordance with, Section 802 of the Indenture, the Successor Company succeeds to, is substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had originally been named in the Indenture as the Company.

Section 4. Conditions of Effectiveness. This Fifth Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger and the delivery of the related Opinion of Counsel (that the parties acknowledge has been delivered as of the date hereof and which shall continue as an obligation of the Successor Company, provided, however, that the Trustee shall have executed a counterpart of this Fifth Supplemental Indenture and shall have received a counterpart of this Fifth Supplemental Indenture executed by the Company and the Successor Company.

Section 5. Reference to the Indenture.

(a)	Upon the effectiveness of this Fifth Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "herein" or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.
(b)	Upon the effectiveness of this Fifth Supplemental Indenture, each reference in the Notes to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.
(c)	The Indenture, as amended and supplemented hereby, shall remain in full force and effect and is hereby ratified and confirmed.

Section 6. Addresses for Notices. All notices or other communications to be addressed to the Company as contemplated by Section 105 of the Indenture shall be addressed to the Successor Company as follows:

SouthState Corporation

1101 First Street South, Suite 202 Winter Haven, Florida, 33880 Attention: Chief Accounting Officer Telephone: (863) 293-4710

Section 7. Execution in Counterparts. This Fifth Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 8. Governing Law; Binding Effect. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns.

Section 9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or the due execution thereof by the Company or the Successor Company. The recitals of fact contained herein shall be taken as the statements solely of the Company or the Successor Company, and the Trustee assumes no responsibility for the correctness thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and effective as of January 1, 2025, by their respective officers thereunto duly authorized.

Independent Bank Group Inc.
By:	/s/ David R. Brooks
	Name:	David R. Brooks
	Title:	Chairman and Chief Executive Officer

SouthState Corporation
By:	/s/ John C. Corbett
	Name:	John C. Corbett
	Title:	Chief Executive Officer

Computershare Trust Company, not in its Individual capacity, but solely as Trustee
By:	/s/ Troy Clement
	Name:	Troy Clement
	Title:	Vice President

[Signature Page to Supplemental Indenture (Fifth) – 4.00% Fixed-to-Floating Sub Note due 2030]